As filed with the Securities and Exchange Commission on August 8, 1997
                                                REGISTRATION NO. 333- __________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                           ---------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                               GENZYME CORPORATION
             (Exact name of registrant as specified in its charter)

              MASSACHUSETTS                                  06-1047163
(State or other jurisdiction of incorporation)   (I.R.S. Employer Identification No.)

               ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
                    (Address of Principal Executive Offices)

                           ---------------------------

                        1990 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                PETER WIRTH, ESQ.
                               Genzyme Corporation
                               One Kendall Square
                         Cambridge, Massachusetts 02139
                                 (617) 252-7500
            (Name, address and telephone number of agent for service)

                                 with copies to:

                            MAUREEN P. MANNING, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100
                           ---------------------------

                         CALCULATION OF REGISTRATION FEE
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                                                                   Proposed             Proposed maximum
Title of each class of securities to     Amount to be          maximum offering        aggregate offering         Amount of
          be registered                   registered            price per share              price             registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Genzyme General Division
Common Stock, $0.01 par value           500,000 shares             $27.63(1)               $13,815,000             $4,186.36
-----------------------------------------------------------------------------------------------------------------------------------
Genzyme Tissue Repair Division
Common Stock, $0.01 par value           500,000 shares             $10.16(1)               $ 5,080,000             $1,539.39
-----------------------------------------------------------------------------------------------------------------------------------
Genzyme Molecular Oncology
Division Common Stock, $0.01            500,000 shares             $ 5.04(2)               $ 2,520,000             $  763.64
par value
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on August 1, 1997 in the case of the Genzyme General Division Common Stock ("GGD Stock"), and on August 6, 1997 in the case of the Genzyme Tissue Repair Division Common Stock ("GTR Stock"), each as reported by the Nasdaq National Market System.

(2) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended. Pusuant to Rule 457(h)(1), the maximum aggregate offering price of the Genzyme Molecular Oncology Division Common Stock ("GMO Stock") offered hereby is equal to the pro forma book value of such shares computed as of June 30, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) All other reports of the registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of the Genzyme General Division Common Stock ("GGD Stock"), Genzyme Tissue Repair Division Common Stock ("GTR Stock"), Genzyme Molecular Oncology Division Common Stock ("GMO Stock"), GGD Stock Purchase Rights, GTR Stock Purchase Rights and GMO Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on June 18, 1997, including any further amendment or report filed hereafter for the purpose of updating such description.

         All documents filed after the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all shares of GGD Stock, GTR Stock and GMO Stock offered hereunder have been sold or which deregisters all shares of GGD Stock, GTR Stock and GMO Stock remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


ITEM 4.   DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 67 of chapter 156B of the Massachusetts Business Corporation Law grants the Registrant the power to indemnify any director, officer, employee or agent to whatever extent permitted by the Registrant's Restated Articles of Organization, By-Laws or a vote adopted by the holders of a majority of the shares entitled to vote thereon, if such indemnitee acted (a) in good faith in the reasonable belief that his action was in the best interests of the corporation or (b) to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by the Registrant of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under the statute.


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
         Article VI of the Registrant's By-Laws provides that the Registrant shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he may become involved by reason of his serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his own conduct). Such indemnification shall include payment by the Registrant of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Article VI, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

         The indemnification provided for in Article VI is a contract right inuring to the benefit of the directors, officers and others entitled to indemnification. In addition, the indemnification is expressly not exclusive of any other rights to which such director, officer or other person may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors and administrators of such a person.

         The Registrant also has in place agreements with certain officers and directors which affirm the Registrant's obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by the Registrant's ByLaws.

         Section 13(b)(1/2) of chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its Articles of Organization, eliminate the directors' personal liability to the corporation and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions and loans to insiders, and (iv) transactions from which the director derived an improper personal benefit. Section VI.C.5 of the Registrant's Restated Articles of Organization provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exculpation is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index immediately following the signature page.

ITEM 9.   UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:


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
             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 8th day of August, 1997.

                                           GENZYME CORPORATION

                                           By:  /s/ David J. McLachlan
                                              ----------------------------------
                                               David J. McLachlan
                                               Executive Vice President, Finance
                                               and Chief Financial Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Genzyme Corporation, hereby severally constitute and appoint Henri A. Termeer, David J. McLachlan, Evan M. Lebson and Peter Wirth, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

            SIGNATURE                           TITLE                        DATE
            ---------                           -----                        ----
/s/ Henri A. Termeer                    President, Chief Executive       August 8, 1997
----------------------------------      Officer and Director
Henri A. Termeer


/s/ David J. McLachlan                  Executive Vice President,        August 8, 1997
----------------------------------      Finance and Chief Financial
David J. McLachlan                      Officer



/s/ Constantine E. Anagnostopoulos      Director                         August 8, 1997
----------------------------------
Constantine E. Anagnostopoulos


/s/ Douglas A. Berthiaume               Director                         August 8, 1997
----------------------------------
Douglas A. Berthiaume


/s/ Henry E. Blair                      Director                         August 8, 1997
----------------------------------
Henry E. Blair


/s/ Robert J. Carpenter                 Director                         August 8, 1997
----------------------------------
Robert J. Carpenter


/s/ Charles L. Cooney                   Director                         August 8, 1997
----------------------------------
Charles L. Cooney


/s/ Henry R. Lewis                      Director                         August 8, 1997
----------------------------------
Henry R. Lewis


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
                                  EXHIBIT INDEX


EXHIBIT NUMBER                DESCRIPTION                                    PAGE NUMBER
--------------                -----------                                    -----------
     5.1          Opinion of Palmer & Dodge LLP as to the legality of              8
                  the securities registered hereunder.

    23.1          Consent of Coopers & Lybrand L.L.P., independent                 9
                  accountants.

    23.2          Consent of Arthur Andersen LLP, independent                     10
                  accountants to PharmaGenics, Inc.

    23.3          Consent of Palmer & Dodge LLP (contained in Exhibit
                  5.1).

    99.1          Genzyme Corporation 1990 Employee Stock Purchase                11
                  Plan, as amended by the Board of Directors of
                  Genzyme on April 7, 1997.


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